Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
Board of Directors
Community Bankers Acquisition Corp.
We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-4 Amendment No. 1 and to the incorporation of our report dated June 19, 2007 on our audit of the financial statements of Community Bankers Acquisition Corp. for the year ended March 31, 2007 and for the period from April 6, 2005 (inception) through March 31, 2007.
/s/ Miller, Ellin & Company, LLP

Certified Public Accountants
New York, New York
March 11, 2008